Exhibit 99.1

RRD Announces Refinancing Transactions that Proactively Address Nearly Half of its 2023 and 2024 Senior Note Maturities

March 16, 2020

CHICAGO—(BUSINESS WIRE)—R. R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) is pleased to announce that it has entered into privately negotiated agreements with the largest holder of its outstanding senior notes (the “Seller”) to effect a series of refinancing transactions that address a significant portion of the Company’s 2023 and 2024 debt maturities.

The refinancing transactions include:

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The repurchase of approximately $6.6 million of RRD’s 7.00% Senior Notes due 2022 owned by the Seller at a price equal to 99%, plus accrued and unpaid interest (the “2022 Notes Repurchase”). RRD plans to fund the 2022 Notes Repurchase with a draw from its senior secured asset based lending facility (the “ABL Facility”).

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The repurchase of approximately $20 million of RRD’s 6.00% Senior Notes due 2024 (the “2024 Notes”) owned by the Seller at a price equal to 99%, plus accrued and unpaid interest (the “2024 Notes Repurchase”). RRD plans to fund the 2024 Notes Repurchase with a draw from its ABL Facility.

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The exchange of approximately $277 million aggregate principal amount of RRD’s outstanding indebtedness owned by the Seller, consisting of approximately $54 million of RRD’s 6.50% Senior Notes due 2023, approximately $177 million of 2024 Notes and approximately $46 million of its 6.625% Debentures due 2029 (the “2029 Debentures”) held by the Seller (the “Private Exchange”) for approximately $297 million aggregate principal amount of newly issued unsecured 8.50% Senior Notes due 2029 (the “Exchange Notes”). Other than the interest rate, the terms of the Exchange Notes will be substantially similar to the terms of the 2029 Debentures.

“The refinancing is an important step in our efforts to optimize the Company’s capital structure and strengthen its balance sheet. These transactions provide us with greater flexibility as we continue to execute our strategic plans,” said Terry Peterson, Executive Vice President and Chief Financial Officer of RRD. “We are particularly pleased that we were able to consummate the refinancing despite heightened volatility in the capital markets and wish to thank our financing partner for working with us on these transactions. Looking ahead, we will continue to evaluate opportunities to extend our debt maturity profile and improve our cost of capital.”

The closings of the 2022 Notes Repurchase and the 2024 Notes Repurchase are expected to occur as soon as practicable. The closing of the Private Exchange is subject to the satisfaction of customary closing conditions.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. Nothing contained herein shall constitute an offer to sell, or the solicitation of an offer to buy, any securities.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With more than 50,000 clients and 36,400 employees across 29 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the SEC. RRD disclaims any obligation to update or revise any forward-looking statements.

Investor Contact:

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

Source: RRD

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